2nd Quarter 2022 Earnings Presentation July 26, 2022 Exhibit 99.2

Safe Harbor Statement Our disclosures in this presentation, including without limitation, those relating to future financial results market conditions and guidance, the impacts of COVID-19 on our business, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that may affect our ability to achieve the projected performance is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-GAAP financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, July 26, 2022, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted net sales, adjusted EBITDA, adjusted diluted earnings per share (EPS) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – changes in the fair value of earn-outs, deferred compensation accruals(1), impact of adjustments related to the fair value of inventory and deferred revenue) for recent acquisitions. The Company excludes all acquisition-related amortization from adjusted earnings from continuing operations and in calculations of adjusted diluted earnings per share. Examples of other excluded items include plant closures, restructuring actions and related costs, impairments, separation costs, environmental site expenses and related insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also adjusts for our U.S. Retirement Income Plan (RIP) (credit) expense(2). Our tax rate may be adjusted for certain discrete items which are identified in the footnotes. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Non-GAAP figures are rounded to the nearest million and corresponding percentages are rounded to the nearest percent based on unrounded figures. The deferred compensation accruals are for cash and stock awards that will be recorded over the vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. RIP (credit) expense represents the entire actuarial net periodic pension (credit) expense recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our RIP. All dollar figures throughout the presentation are in $ millions, except per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

1 15% increase in Net Sales from prior-year driven by both Mineral Fiber (“MF”) and Architectural Specialties (“AS”) 2 Mineral Fiber Average Unit Value (“AUV”) growth of 12%, driven by positive like-for-like pricing 3 Another record quarter for AS sales; strong AS EBITDA growth with year-over-year margin expansion of 160 bps 4 Adjusted EBITDA pressured by inflation, SG&A increases and a decline in WAVE1 earnings Double-Digit Sales Improvement Driven by MF AUV and AS Growth Q2 2022 Summary *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Worthington Armstrong Joint Venture (“WAVE”). Net Sales $280 $321 +13% +20% +15% +2% Adj. EBITDA*

Positive AUV & Volumes Offset by Inflation & SG&A Q2 2021 Q2 2022 Variance Adj. Net Sales $280 $321 15% Adj. EBITDA* $100 $102 2% Adj. EBITDA Margin*(%) 35.6% 31.6% (390bps) Adj. Diluted Earnings Per Share* $1.16 $1.29 11% (1) Includes raw material, energy, freight and inventory valuation (e.g. FIFO) impacts throughout presentation. (2) Excludes change in depreciation throughout presentation. $100 $7 $21 ($14) ($0) ($9) ($2) $102 Q2 2022 Consolidated Company Key Metrics (3) Excludes change in amortization throughout presentation. *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

Favorable MF AUV and Volume Rebound Muted by Inflation Mineral Fiber Q2 2022 Results Q1 Q2 Current Quarter Comments 2021 Adjusted EBITDA* $78 $90 AUV 18 21 Strong like-for-like pricing Volume (6) 1 Positive volume vs strong prior-year period Manufacturing (1) 1 Manufacturing productivity more than offset inflationary pressures Input costs1 (6) (14) Accelerating raw material, energy and freight costs SG&A (7) (7) Investment to support growth initiatives and increased incentive compensation expenses WAVE (3) (2) Increased steel costs partially offset by favorable price 2022 Adjusted EBITDA* $74 $89 Q2 MF EBITDA margin contracted (540bps) % Change (5%) (2%) (1) Includes raw material, energy, freight and inventory valuation (e.g. FIFO) impacts throughout presentation. *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Net Sales +13% Mineral Fiber Key Highlights AUV up 12% vs. Q2 2021 on positive like-for-like pricing Sales volume growth versus strong prior-year result despite slow start to quarter Manufacturing productivity gains provide some offset to inflationary pressures on cost of goods sold

Q1 Q2 Current Quarter Comments 2021 Adjusted EBITDA* $7 $10 Adj. Net Sales* 9 6 Strong 2020 acquisition performance compared to prior year period, benefits from price increases and an increase in custom project sales Period Expense - (1) SG&A (3) (2) Investments in selling capabilities and incentive compensation 2022 Adjusted EBITDA* $13 $13 Q2 AS EBITDA margin expanded 160bps % Change 88% 35% Record-Setting Sales Performance and Strong EBITDA Growth Architectural Specialties Q2 2022 Results *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Net Sales up 20% on recent acquisition performance, positive impact from pricing actions and an increase in custom project sales Adjusted EBITDA* up 35% on sales fall through with adjusted EBITDA* margin expansion of 160 bps, driven by improved operational leverage Strong order intake continued in the quarter +20% Key Highlights Net Sales

Adjusted Free Cash Flow Decline Driven by Working Capital Impacts and Lower WAVE Dividends *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. (1) Includes cash earnings, working capital and other current assets and liabilities. $3 ($17) $1 $1 $64 ($10) Adj. Free Cash Flow* YTD Second Quarter 2022 vs. PY

Favorable AUV and Positive Volumes Pressured by Costs YTD 2021 YTD 2022 Variance Adj. Net Sales* $533 $604 13% Adj. EBITDA* $185 $189 2% Adj. EBITDA Margin*(%) 34.7% 31.3% (340bps) Adj. Diluted Earnings Per Share* $2.11 $2.30 9% Adj. Free Cash Flow* $87 $64 (26%) *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. $185 $9 $40 ($20) ($1) ($19) ($5) $189 Q2 YTD 2022 Consolidated Company Key Metrics

2021 Actual 2022 Guidance Key Assumptions Updating 2022 Guidance Double-digit growth on both top and bottom line $1,107 $1,225 – $1,245 11% – 13% YoY MF AUV +11% to +13% on positive like-for-like pricing & mix benefits Benefits from growth initiatives and market recovery offsetting distributor inventory destock to drive 0% to +2% MF volume AS >10%; guidance does not include any future acquisitions Net Sales Adjusted EBITDA* Adjusted Diluted EPS* Adjusted Free Cash Flow* $372 $410 – $420 10% – 13% YoY Higher than average AUV fall through and price over inflation Manufacturing productivity and 2nd half improvements in WAVE earnings Investing to support growth initiatives AS margin expansion $4.36 $5.10 – $5.20 17% – 19% YoY ~$25 million of interest expense ~24% book tax rate $66 million depreciation, $16 million amortization, of which ~$8 million of acquisition amortization is excluded ~46.7 million average diluted shares outstanding $190 $215 – $235 13% – 24% YoY $75 - $85 million of capital expenditures $20 - $25 million of cash interest expense Cash tax rate 20% - 25% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. (Changes in assumptions)

Appendix

Q2 2022 Adjusted EBITDA Reconciliation RIP expense represents only the plan service cost that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration and deferred compensation & restricted stock expenses. For the Three Months Ended June 30th, For the Three months Ended March 31, For the Six Months Ended June 30th, 2022 2021 V 2022 2021 V Earnings from continuing operations, Reported $52 $55 ($3) $97 $93 $4 Add: Income tax expense, as reported 15 19 (4) 30 31 (1) Earnings before tax, Reported $67 $74 ($7) $127 $124 $3 Add: Interest/other income and expense, net 4 4 - 8 8 - Operating Income, Reported $72 $78 ($7) $135 $132 $2 Add: RIP expense (1) 1 1 - 2 2 - Add (Less): Acquisition-related impacts (2) 8 (6) 14 10 (2) 12 Add: Depreciation 17 16 1 33 31 2 Add: Amortization 4 10 (6) 9 21 (12) Adjusted EBITDA $102 $100 $2 $189 $185 $4

Q2 2022 Adjusted Diluted Earnings per Share Reconciliation

	For the Three Months Ended June 30,					For the Six Months Ended June 30,				
	2022	Per Diluted Share	2021	Per Diluted Share	V	2022	Per Diluted Share	2021	Per Diluted Share	V
Earnings from continuing operations, Reported	**$52**	**$1.11**	**$55**	**$1.14**	**($3)**	**$97**	**$2.05**	**$93**	**$1.92**	**$4**
Add: Income tax expense, reported	15		19		(4)	30		31		(1)
Earnings from continuing operations before income taxes, Reported	**$67**		**$74**		**($7)**	**$127**		**$124**		**$3**
Add (Less): Acquisition-related impacts (1)	8		(6)		14	10		(2)		12
Add: Acquisition-related amortization (2)	2		7		(5)	5		14		(9)
Adjusted earnings from continuing operations before income taxes	**$77**		**$75**		**$2**	**$142**		**$136**		**$6**
(Less): Adjusted income tax expense (3)	(17)		(19)		2	(34)		(34)		1
Adjusted net income from continuing operations	**$60**	**$1.29**	**$56**	**$1.16**	**$4**	**$108**	**$2.30**	**$101**	**$2.11**	**$7**
Adjusted Diluted EPS change versus prior year		11%					9%			
Diluted Shares Outstanding, as reported		46.7		48.1			47.0		48.1	
Effective Tax Rate, as reported		22%		26%			24%		25%	

(1) Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration and deferred compensation & restricted stock expenses.
(2) Represents the intangible amortization related to acquired entities, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
(3) Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted earnings from continuing operations before income taxes.

13

Armstrong WORLD INDUSTRIES

2022 Adjusted Free Cash Flow Reconciliation Contingent compensation payments related to 2020 acquisitions recorded as a component of net cash provided by operating activities. . For the Three Months Ended June 30, For the Three months Ended March 31, For the Six Months Ended June 30, 2022 2021 V 2022 2021 V Net cash provided by operating activities $46 $62 ($16) $63 $82 ($19) Net cash (used for) provided by investing activities ($2) $2 ($4) ($2) ($7) $5 Net cash provided by operating and investing activities $45 $64 ($20) $62 $75 ($14) Add: Payments related to the sale of international, net - - - - 12 (12) Add: Net environmental expenses - - - 1 - 1 Add: Contingent consideration in excess of acquisition-date fair value (1) - - - 2 - 2 Adjusted Free Cash Flow $45 $64 ($20) $64 $87 ($23)

2022 Segment Reported Operating Income (Loss) to Adj. EBITDA

	MINERAL FIBER			ARCHITECTURAL SPECIALTIES			UNALLOCATED CORPORATE			MINERAL FIBER			ARCHITECTURAL SPECIALTIES			UNALLOCATED CORPORATE		
	For the Three Months Ended June 30,									For the Six Months Ended June 30,								
	2022	2021	V	2022	2021	V	2022	2021	V	2022	2021	V	2022	2021	V	2022	2021	V
Operating Income (Loss), As Reported	**$71**	**$72**	**($1)**	**$1**	**$7**	**($6)**	**($1)**	**($1)**	**-**	**$129**	**$133**	**($4)**	**$8**	**$3**	**$5**	**($2)**	**($3)**	**$1**
Add: RIP expense(1)	-	-	-	-	-	-	1	1	-	-	-	-	-	-	-	2	2	-
Add (Less): Acquisition-related impacts (2)	-	-	-	8	(6)	14	-	-	-	-	-	-	10	(2)	12	-	-	-
Add: Depreciation and Amortization	17	18	(1)	4	8	(4)	-	-	-	34	35	(1)	8	16	(8)	-	-	-
Adjusted EBITDA	**$89**	**$90**	**($1)**	**$13**	**$10**	**$3**	**-**	**-**	**-**	**$163**	**$168**	**($5)**	**$26**	**$16**	**$9**	**-**	**-**	**-**
			(2%)			**35%**						**(3%)**			**57%**			

(1) RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
(2) Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.

15

Armstrong WORLD INDUSTRIES

2022 Adjusted Net Sales Reconciliation Represents the impact of acquisition-related deferred revenue adjustments to fair value. For the Three Months Ended June 30, For the Three months Ended March 31, For the Six Months Ended June 30, 2022 2021 V 2022 2021 V Reported Net Sales $321 $280 $41 $604 $532 $72 Add: Deferred revenue adjustment (1) - - - - 1 (1) Adjusted Net Sales $321 $280 $41 $604 $533 $71

2022 Adjusted EBITDA Guidance Reconciliation RIP credit represents the actuarial net periodic benefit expected to be recorded as a component of other non-operating income. We do not expect to be and do not plan to make cash contributions to our RIP based on guidelines established by the Pension Benefit Guaranty Corporation. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. For the Year Ending December 31, 2022 For the Three months Ended March 31, Low to High Net Income $232 to $237 Add: Interest expense 24 26 (Less): RIP credit (1) (4) (4) Add: Income tax expense 72 74 Operating Income $324 to $333 Add: RIP expense (2) 4 4 Add: Depreciation 65 67 Add: Amortization 16 17 Adjusted EBITDA $410 to $420

2022 Adjusted Diluted EPS Guidance Reconciliation Adjusted diluted EPS guidance for 2022 is calculated based on ~46.7 million of diluted shares outstanding. RIP credit represents the actuarial net periodic benefit expected to be recorded as a component of other non-operating income. We do not expect to be required to make, nor do we plan to make cash contributions to our RIP based on guidelines established by the Pension Benefit Guaranty Corporation. RIP expense represents only the plan service cost related to the RIP and is recorded as a component of operating income. We do not expect to be required to make, nor do we plan to make cash contributions to our RIP based on guidelines established by the Pension Benefit Guaranty Corporation. Represents the intangible amortization related to acquired entities, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. Income tax expense is based on an adjusted effective tax rate of 24%, multiplied by adjusted earnings before income tax. For the Year Ending December 31, 2022 For the Three months Ended March 31, Low Per Diluted Share(1) to High Per Diluted Share(1) Net Income $232 $4.98 to $237 $5.08 Add: Interest expense 24 26 (Less): RIP credit (2) (4) (4) Add: Income tax expense 72 74 Operating Income $324 to $333 Add: RIP expense (3) 4 4 (Less): Interest expense (24) (26) Add: Acquisition related amortization (4) 8 8 Adjusted earnings before income taxes $313 to $319 (Less): Income tax expense (5) (75) (77) Adjusted Net Income $238 $5.10 to $243 $5.20

2022 Adjusted Free Cash Flow Guidance Reconciliation For the Year Ending December 31, 2022 For the Three months Ended March 31, Low to High Net cash provided by operating activities $195 to $215 Add: Return of investment from joint venture 95 105 Adjusted net cash provided by operating activities $290 to $320 (Less): Capital expenditures (75) (85) Adjusted Free Cash Flow $215 to $235